                                                                    EXHIBIT 10.2


                                FIRST AMENDMENT

                                     TO THE

                           SECOND AMENDED AND RESTATED

                        AGREEMENT OF LIMITED PARTNERSHIP

                                       OF

                             GGP LIMITED PARTNERSHIP

         THIS FIRST AMENDMENT is made and entered into as of the 10th day of June, 1998, by and among the undersigned parties.

                              W I T N E S S E T H:

         WHEREAS, a Delaware limited partnership known as GGP Limited Partnership (the "Partnership") exists pursuant to that certain Second Amended and Restated Agreement of Limited Partnership of GGP Limited Partnership dated as of April 1, 1998 (the "Second Restated Partnership Agreement") and the Delaware Revised Uniform Limited Partnership Act; and

         WHEREAS, General Growth Properties, Inc., a Delaware corporation which is the general partner of the Partnership (the "General Partner"), has issued and sold 12,000,000 Depositary Shares (with a liquidation preference equal to $25.00 per Depositary Share) through its depository agent, each representing 1/40th of a share of 7.25% Preferred Income Equity Redeemable Stock, Series A, a series of preferred stock, par value $100.00 per share, of the General Partner (the "PIERS Offering"), and

         WHEREAS, concurrently with the execution and delivery of this First Amendment, the General Partner is contributing to the capital of the Partnership the net proceeds of the PIERS Offering in exchange for the Series A Preferred Units (as defined below); and

         WHEREAS, the parties hereto, being the sole general partner and a majority-in-interest of the limited partners of the Partnership, desire to amend the Second Restated Partnership Agreement as set forth herein.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby amend the Second Restated Partnership Agreement as follows:

                  1. CAPITALIZED TERMS. Terms which are capitalized and not defined herein shall have the definitions assigned to such terms in the Second Restated Partnership Agreement.

                  2. ADDITIONAL DEFINITIONS. Article I of the Second Restated Partnership Agreement is hereby amended by the addition of the following new definitions:

                           "Common Units" shall mean all Units other than the
                  Series A Preferred Units.

                           "Series A Preferred Shares" shall mean shares of the
                  7.25% Preferred Income Equity Redeemable Stock, Series A of the General Partner, par value $100.00 per share, commonly referred to as "PIERS".

                           "Series A Preferred Units" shall mean the series of
                  preferred units of the Partnership designated as the 7.25% Series A Cumulative Redeemable Preferred Units having the designations, preferences and other rights described herein.

                           "Series A Preferred Units Distribution Payment Dates"
                  shall mean the 15th day of January, April, July and October of each year, commencing October 15, 1998.

                  3. AMENDED DEFINITIONS. Article I of the Second Restated Partnership Agreement is hereby amended as follows:

                           (i) The third sentence of the definition of
                  Conversion Factor set forth in Section 1.1 hereof is hereby deleted and the following sentence is hereby inserted in its place and stead:

                           The Conversion Factor shall be adjusted by multiplying the Conversion Factor (as in effect immediately prior to such adjustment) by a fraction, the numerator of which shall be the actual number of shares of Common Stock issued and outstanding on the record date for such dividend, distribution, subdivision or combination (determined without the below assumption), and the denominator of which shall be the number of shares of Common Stock issued and outstanding on the record date for such dividend, distribution, subdivision or combination (assuming for such purposes that such dividend, distribution, subdivision or combination has occurred as of such time).

                           (ii) Subsection (a) of the definition of Gross Asset
                  Value set forth in Section 1.1 thereof is hereby deleted and the following new Subsection (a) is hereby inserted in its place and stead:

                                    (a) the initial Gross Asset Value of (i) the
                           assets contributed by each Partner to the Partnership prior to the date hereof is the gross fair market value of such contributed assets as indicated in the books and records of the Partnership as of the date hereof, and (ii) any asset hereafter contributed by a Partner, other than money, is the gross fair market value thereof as reasonably determined by the General Partner using such reasonable method of valuation as the General Partner may adopt; provided that the gross fair market value of any such assets hereafter contributed by the General Partner shall be the Acquisition Cost thereof (without reduction for any borrowings incurred by the General Partner in connection with the acquisition of such assets and assumed by the

                           Partnership or, if such assumption was not possible, with respect to which borrowings the Partnership obligates itself to make payments to the General Partner in a like amount and on like terms);

                           (iii) The definition of Majority-In-Interest of the
                  Limited Partners set forth in Section 1.1 thereof is hereby amended by the deletion of the words "existing Limited Partners," and by the substitution of the words "Limited Partners as at April 1, 1998," in their place and stead.

                           (iv) The definition of Percentage Interest set forth
                  in Section 1.1 thereof is hereby amended by the deletion of such definition in its entirety and by the substitution of the following new definition in its place and stead:

                                    "Percentage Interest" shall mean, with
                           respect to any Partner at any time, the percentage ownership interest of such Partner in the Partnership at such time, which percentage ownership interest shall be equal to the quotient of the number of Common Units owned by such Partner at such time divided by the aggregate number of issued and outstanding Common Units at such time, and any Series A Preferred Units owned by such Partner at such time shall be disregarded for such purpose. The Percentage Interest of each Partner on the date hereof is set forth opposite its name on Exhibit A.

                           (v) The definition of Units set forth in Section 1.1
                  thereof is hereby amended by the deletion of such definition in its entirety and by the substitution of the following new definition in its place and stead:

                                    "Units" shall mean the partnership units in
                           the Partnership established and issued from time to time in accordance with the terms hereof, including without limitation Common Units and Series A Preferred Units. The number and designation of all Units held by each Partner is set forth opposite such Partner's name on Exhibit A.

                  4. LOCATION OF THE PRINCIPAL PLACE OF BUSINESS. Article II of the Second Restated Partnership Agreement is hereby amended by the deletion of Section 2.4 thereof in its entirety and by the substitution of the following new Section 2.4 in its place and stead:

                           2.4 LOCATION OF THE PRINCIPAL PLACE OF BUSINESS. The
                  location of the principal place of business of the Partnership shall be at 110 North Wacker Drive, Chicago, Illinois 60606, or at such other location as shall be selected by the General Partner from time to time in its sole discretion.

                  5. GENERAL PARTNER CONTRIBUTION. Article IV of the Second Restated Partnership Agreement is hereby amended by the deletion of the first sentence of Section 4.1 thereof and by the substitution of the following new sentence in its place and stead:

                  The General Partner has contributed to the Partnership as its Capital Contribution the cash and property reflected in the Partnership's books and records as having been contributed by it, including without limitation the cash being contributed by the General Partner to the Partnership contemporaneously with the execution hereof in connection with the PIERS Offering.

                  6. ADDITIONAL FUNDS. Article IV of the Second Restated Partnership Agreement is hereby amended by the deletion of Subsection 4.3(b) thereof in its entirety and by the substitution of the following new Subsection 4.3(b) in its place and stead:

                           (b) Effective on each Adjustment Date, the
                  Partnership shall issue to the General Partner (i) with respect to Contributed Funds relating to an issuance by the General Partner of Common Stock, the number of additional Common Units equal to the product of (x) the number of shares of Common Stock issued by the General Partner in connection with obtaining such Contributed Funds, and (y) the Conversion Factor, and (ii) with respect to Contributed Funds relating to an issuance by the General Partner of Series A Preferred Shares, an equal number of Series A Preferred Units. The General Partner promptly shall provide the Limited Partners with notice of the issuance of any such Units.

                  7. STOCK INCENTIVE PLAN. Article IV of the Second Restated Partnership Agreement is hereby amended by the deletion of Subsection 4.4(b) thereof in its entirety and by the substitution of the following new Subsection 4.4(b) in its place and stead:

                           (b) the Partnership shall issue to the General
                  Partner, with respect to any exercise of Incentive Options, the number of additional Common Units equal to the product of
                  (i) the number of shares of Common Stock issued by the General Partner in connection with such exercise of Incentive Options, multiplied by (ii) the Conversion Factor.

                  8. ESTABLISHMENT OF SERIES A PREFERRED UNITS. Article IV of the Second Restated Partnership Agreement is hereby amended by the insertion of the following new Sections 4.7, 4.8, 4.9 and 4.10:

                           4.7. ESTABLISHMENT OF SERIES A PREFERRED UNITS. A
                  series of preferred units of the Partnership designated as Series A Preferred Units is hereby established and shall have such preferences and other rights as are described herein. The maximum number of Series A Preferred Units which may be issued by the Partnership from time to time shall be 345,000, and the number of Series A Preferred Units set forth on Schedule A hereto opposite the name of the General Partner are hereby issued to the General Partner in exchange for the capital contribution being made by the General Partner concurrently herewith. Any Series A Preferred Units which may be issued and are thereafter cancelled or converted into Common Units in accordance with the terms hereof shall be retired, and the Partnership shall not reissue any such Series A Preferred Units.

                           4.8. RANK OF THE SERIES A PREFERRED UNITS. The Series
                  A Preferred Units shall, with respect to distribution rights and rights upon liquidation, dissolution or winding up of the Partnership, rank senior to the Common Units.

                           4.9. MANDATORY REDEMPTION OF SERIES A PREFERRED
                  UNITS. On July 15, 2008, (a) the Partnership shall redeem each Series A Preferred Unit then outstanding for a purchase price equal to the entire liquidation preference then payable with respect to such Series A Preferred Unit as provided in Section
                  7.8 below (including without limitation any and all accrued and unpaid distributions with respect thereto), and (b) each Series A Preferred Unit shall thereupon be deemed cancelled, and all rights hereunder with respect to such cancelled Series A Preferred Units, including without limitation all rights to distributions and liquidation preferences, shall cease.

                           4.10. CONVERSION OF SERIES A PREFERRED UNITS. Series
                  A Preferred Units shall be converted into Common Units in accordance with the following:

                                    (a) If any Series A Preferred Shares shall
                           be converted into shares of Common Stock pursuant to the exercise of any such right by either the General Partner or the holder of such Series A Preferred Shares, then that number of Series A Preferred Units which is equal to the number of Series A Preferred Shares so converted shall simultaneously and without further action or notice be converted into that number of Common Units which is equal to the product of (i) the number of shares of Common Stock into which such Series A Preferred Shares were converted, multiplied by (ii) the Conversion Factor.

                                    (b) If the General Partner shall redeem any
                           Series A Preferred Shares for cash in a transaction in which the redemption price thereof (other than the portion thereof equal to the then accumulated and unpaid dividends thereon) is payable directly out of the sale proceeds of then newly issued shares of Common Stock (and to the extent that such sale proceeds are so used, the General Partner shall be relieved of the obligation to contribute such sale proceeds to the capital of the Partnership pursuant to Section 4.3(a)(2) hereof), then that number of Series A Preferred Units which is equal to the number of Series A Preferred Shares so redeemed shall simultaneously and without further action or notice be converted into that number of Common Units which is equal to the product of (i) the number of shares of Common Stock issued and sold by the General Partner to generate the sale proceeds used to redeem such Series A Preferred Shares, multiplied by (ii) the Conversion Factor.

                  9. DISTRIBUTIONS WITH RESPECT TO COMMON UNITS. Article V of the Second Restated Partnership Agreement is hereby amended by (a) deleting the caption of Section 5.2 thereof and substituting the caption "DISTRIBUTIONS WITH RESPECT TO COMMON UNITS" in its place and stead, and (b) deleting the word "The" from the beginning of Subsection

         5.2(a) thereof, and by substituting the words "Except as otherwise expressly provided in Section 5.9 below, the" in its place and stead.

                  10. DISTRIBUTIONS WITH RESPECT TO SERIES A PREFERRED UNITS.
         Article V of the Second Restated Partnership Agreement is hereby further amended by the insertion of the following new Section 5.9:

                           5.9. DISTRIBUTIONS WITH RESPECT TO SERIES A PREFERRED
                  UNITS. Holders of Series A Preferred Units shall have the following preferences and rights with respect to distributions:

                                    (a) With respect to each quarterly
                           distribution period commencing on (and including) the fifteenth day of each January, April, July and October and ending on (and including) the fourteenth day of the next succeeding such month (other than the initial distribution period, which shall commence on June 10, 1998 and end on and include October 14,
                           1998), the holders of Series A Preferred Units of record as of the first day of the month in which the applicable Series A Preferred Units Distribution Payment Date falls, or as of such other date as the General Partner shall designate which is not more than 30 days nor less than 10 days prior to such Series A Preferred Units Distribution Payment Date, shall be entitled to receive cumulative preferential distributions of Net Operating Cash Flow, when, as and if declared by the General Partner on behalf of the Partnership, in an amount per Series A Preferred Unit equal to the greater of (i) 7.25% of the $1,000.00 liquidation preference for such Series A Preferred Unit divided by four (equivalent to a fixed quarterly amount of $18.125 per Series A Preferred
                           Unit), and (ii) the amount of the quarterly cash distribution paid or payable as of the Series A Preferred Units Distribution Payment Dates with respect to that number of Common Units into which such Series A Preferred Unit is then convertible as provided herein. Notwithstanding the foregoing, the amount of the distribution payable with respect to the initial distribution period, which shall commence on June 10, 1998 and end on and include October 14, 1998, and with respect to any other distribution period which is shorter or longer than a full quarterly distribution period as described above, shall be prorated and computed on the basis of twelve 30-day months and a 360-day year. Such distributions shall accumulate and be cumulative from June 10, 1998, and shall be payable quarterly in arrears on or before each Series A Preferred Units Distribution Payment Date. Accrued but unpaid distributions on the Series A Preferred Units shall accumulate as of the Series A Preferred Units Distribution Payment Date on which they first become payable. No interest, or sum or money in lieu of interest, shall be payable in respect of any distribution payment or payments on Series A Preferred Units which may be in arrears. To the extent of any such accrued and unpaid distributions on the Series A Preferred Units, a distribution with respect to the Series A Preferred Units may be declared and paid at any time, without reference to any Series A Preferred Units

                           Distribution Payment Date, to holders on such date, not exceeding 45 days preceding the payment date thereof, as may be fixed by the General Partner.

                                    (b) In no event shall any distributions with
                           respect to Series A Preferred Units be authorized, paid or set apart for payment at any time if (i) the terms and provisions of any agreement to which the Partnership is a party or by which it is bound, including any agreement relating to its indebtedness, prohibits such authorization, payment or setting apart for payment, or provides that such authorization, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or (ii) such authorization, payment or setting apart for payment is restricted or prohibited by law. In any such event, distributions with respect to the Series A Preferred Units shall accrue in accordance with the terms hereof whether or not there is sufficient Net Operating Cash Flow for such distributions and whether or not such distributions are authorized.

                                    (c) If the Partnership has not authorized
                           and paid full cumulative distributions with respect to the Series A Preferred Units for all past distribution periods and the then current distribution period, or has not authorized and set apart a sum sufficient for the payment thereof, then the Partnership shall not authorize, pay or set aside for payment any distributions with respect to the Common Units (other than distributions made in the form of Common Units), nor shall the Partnership redeem, purchase or otherwise acquire any Common Units (or set apart any monies as a sinking fund for such purpose) for any consideration other than Common Stock (including without limitation in connection with the exercise of Rights).

                                    (d) Holders of the Series A Preferred Units
                           shall not be entitled to any distribution, whether payable in cash, property or Units, in excess of the full cumulative distribution with respect to the Series A Preferred Units as described herein. Any distribution made with respect to the Series A Preferred Units shall first be credited against the earliest accrued but unpaid distribution with respect to such Series A Preferred Units.

                  11. ALLOCATIONS. Exhibit C of the Second Restated Partnership Agreement, describing the allocations of the Net Income, Net Loss and/or other Partnership items, is hereby amended by the deletion of such Exhibit C in its entirety, and the document identified as Exhibit C attached hereto is hereby substituted in its place and stead.

                  12. DISTRIBUTIONS ON DISSOLUTION. Article VII of the Second Restated Partnership Agreement is hereby amended by the deletion of Subsection 7.2(d) thereof in its entirety and by the substitution of the following new subsections in its place and stead:

                           (d) Payment to the holders of Series A Preferred
                  Units in accordance with the terms of Section 7.8 below (and to each holder thereof pro rata based on the proportion of the total number of outstanding Series A Preferred Units represented by such holder's Series A Preferred Units); and

                           (e) To the Partners holding Common Units in
                  accordance with their respective Percentage Interests.

                  13. LIQUIDATION PREFERENCE OF SERIES A PREFERRED UNITS.
         Article VII of the Second Restated Partnership Agreement is hereby amended by the insertion of the following new Section 7.8:

                           7.8. LIQUIDATION PREFERENCE OF SERIES A PREFERRED
                  UNITS. The holders of Series A Preferred Units shall have the following rights and preferences with respect to liquidation of the Partnership:

                                    (a) Upon any voluntary or involuntary
                           liquidation, dissolution or winding up of the affairs of the Partnership, the holders of Series A Preferred Units then outstanding shall be entitled to be paid, out of the assets of the Partnership available for distribution to the Partners pursuant to Section 7.2 hereof, a liquidation preference of $1,000.00 per Series A Preferred Unit, plus an amount equal to any accrued and unpaid distribution with respect to such Series A Preferred Unit through the date of payment, before any distribution of assets shall be made to holders of Common Units.

                                    (b) If, upon any such voluntary or
                           involuntary liquidation, dissolution or winding up of the affairs of the Partnership, the available assets of the Partnership are insufficient to pay the amount of the liquidating distribution preference on all outstanding Series A Preferred Units, then such assets shall be allocated among the holders of Series A Preferred Units in proportion to the full liquidating distribution preferences to which they would otherwise be respectively entitled.

                                    (c) After payment of the full amount of the
                           liquidating distribution preferences to which they are entitled, the holders of Series A Preferred Units shall not have any right or claim to any of the remaining assets of the Partnership with respect to their Series A Preferred Units. Neither the consolidation or merger of the Partnership with or into any other partnership, corporation, trust or other entity, or the sale, lease or conveyance of all or substantially all of the Partnership's property or business, shall be deemed to constitute a liquidation, dissolution or winding up of the Partnership for purposes of this Section 7.8.

                  14. ISSUANCE OF ADDITIONAL COMMON UNITS. Article VIII of the Second Restated Partnership Agreement is hereby amended by the deletion of Section 8.3 thereof in its entirety and by the substitution of the following new Section 8.3 in its place and stead:

                           8.3 ISSUANCE OF ADDITIONAL COMMON UNITS. At any time
                  without the consent of any Partner, but subject to the provisions of Section 8.4 hereof, the General Partner may, upon its determination that the issuance of additional Common Units ("Additional Units") is in the best interests of the Partnership, cause the Partnership to issue Additional Units to and admit as a limited partner in the Partnership, any Person (the "Additional Partner") in exchange for the contribution by such Person of cash and/or property desirable to further the purposes of the Partnership under Section 2.3 hereof. The number of Additional Units issued to any Additional Partner shall be equal to the product of the (a) Conversion Factor multiplied by (b) the quotient of (i) the Gross Asset Value of the property contributed by the Additional Partner (net of liabilities assumed by the Partnership in connection with the contribution of such property to the Partnership or to which such property is subject) as of the date of contribution (the "Contribution Date") divided by (ii) Current Per Share Market Price in respect of such transaction, and the General Partner may admit an Additional Partner to the Partnership upon such other terms as it deems appropriate. The General Partner shall be authorized on behalf of each of the Partners to amend this Agreement to reflect the admission of any Additional Partner in accordance with the provisions of this Section 8.3 in the event that the General Partner deems such amendment to be desirable, and the General Partner promptly shall deliver a copy of such amendment to each Limited Partner. Notwithstanding anything contained herein to the contrary, an Additional Partner that acquires Additional Units pursuant to this Section 8.3 shall not acquire any interest in, and may not exercise or otherwise participate in, any Rights pursuant to the Rights Agreements unless they are expressly granted such rights.

                  15. NEW EXHIBIT A. Exhibit A to the Second Restated Partnership Agreement, identifying the Partners and their respective interests, is hereby amended by deleting such Exhibit A in its entirety and by substituting Exhibit A attached hereto in its place and stead.

                  16. OTHER PROVISIONS UNAFFECTED. Except as expressly amended hereby, the Second Restated Partnership Agreement shall remain in full force and effect in accordance with its terms.

         IN WITNESS WHEREOF, the undersigned have executed this First Amendment as of the day and year first above written.

GENERAL PARTNER:

GENERAL GROWTH PROPERTIES, INC.,
 a Delaware corporation

By:  /s/ Bernard Freibaum
   ----------------------------
   Its:  Executive Vice President/CFO

LIMITED PARTNERS:

M.B. CAPITAL PARTNERS III, a South
Dakota general partnership

By:      GENERAL TRUST COMPANY, not
         individually but solely as Trustee
         of Martin Investment Trust G, a partner


         By: /s/ Marshall E. Eisenberg
            -----------------------------
               Its:  President

                                    EXHIBIT A



                                                 NUMBER OF            PERCENTAGE         NUMBER OF SERIES A
                                               COMMON UNITS            INTEREST           PREFERRED UNITS
                                               ------------            --------           ---------------

GENERAL PARTNER:
----------------

General Growth Properties, Inc.              35,542,256.5822           65.0032             300,000.00

LIMITED PARTNERS:
-----------------

M.B. Capital Partners III                    15,555,864.0240           28.4501                      0
Stanley Richards Revocable Trust                149,706.3938            0.2738                      0
Joe W. Lowrance                                  57,620.0000            0.1054                      0
LWLDA Limited Partnership                        45,223.0000            0.0827                      0
Brent M. Milgrom                                 57,620.0000            0.1054                      0
GDC/A&B Limited Partnership                      45,223.0000            0.0827                      0
Edward S. Brown                                  25,000.0000            0.0457                      0
Lawrence A. Brown                                17,647.0000            0.0323                      0
Merrill H.J. Roth                                29,024.0000            0.0531                      0
The Roth Family
  Limited Partnership                            22,308.0000            0.0408                      0
Arthur B. Morgenstern                            54,625.0000            0.0999                      0
Joseph Straus, Jr.                               78,017.0000            0.1427                      0
Warren Weiner and Penny
  Weiner, Husband and Wife,
  as Tenants-by-the-Entirety                     15,855.5000            0.0290                      0
Joint Revocable Trust of
  Marvin Rounick and Judy
  Rounick                                        15,855.5000            0.0290                      0
Arthur Bruce Associates                          31,711.0000            0.0580                      0
Marvin Rounick and
  Judy Rounick, Husband
  and Wife, as Tenants-by-
  the-Entirety                                   55,670.0000            0.1018                      0
Joint Revocable Trust of
  Warren and Penny Weiner                        18,557.0000            0.0339                      0
Irrevocable Trust of
  Warren Weiner dated
  January 24, 1978 F/B/O
  Robyn Weiner                                   18,557.0000            0.0339                      0
Irrevocable Trust of
  Warren Weiner dated
  January 24, 1978 F/B/O
  Kimberly Weiner                                18,557.0000            0.0339                      0
Forbes/Cohen Properties                         801,842.0000            1.4665                      0
Jackson Properties                              346,795.0000            0.6343                      0
Lakeview Square Properties                      296,363.0000            0.5420                      0
CA Southlake Investors, Ltd.                    353,537.0000            0.6466                      0
Peter D. Leibowits                              518,833.0000            0.9489                      0
Southwest Properties Venture                    505,420.0000            0.9244                      0
                                                ------------            ------                     --

Total Units:                                 54,677,687.0000          100.0000             300,000.00
                                             ===============          ========             ==========

                                    EXHIBIT C

                                   ALLOCATIONS

1.       Allocation of Net Income and Net Loss.

         (a) Net Income. Except as otherwise provided herein, Net Income for any fiscal year or other applicable period shall be allocated in the following order and priority:

                  (1) First, to the holders of the Series A Preferred Units until the cumulative amount of Net Income allocated to them pursuant to this subparagraph (a)(1) for such period and all prior periods equals the cumulative amount of the Net Losses allocated to them pursuant to subparagraph (b)(2) below for all prior periods;

                  (2) Second, to the holders of the Series A Preferred Units until the cumulative amount of Net Income allocated to them pursuant to this subparagraph (a)(2) equals the cumulative amount of accrued distributions in respect of the Series A Preferred Stock for such period and all prior periods (whether or not declared or paid);

                  (3) Third, to the General Partner until the cumulative amount of Net Income allocated to it pursuant to this subparagraph (3) for such period and all prior periods equals the cumulative amount of Net Losses allocated to the General Partner pursuant to subparagraph (b)(3) below for all prior periods; and

                  (4) Fourth, to the Partners holding Common Units, until the cumulative Net Income allocated to them pursuant to this subparagraph
         (a)(4) for such period and all prior periods equals the cumulative Net Losses allocated to them pursuant to subparagraph (b)(1) hereof for all prior periods (such allocation to be among the Partners holding Common Units in the reverse order that such Net Losses were allocated to them); and

                  (5) Thereafter, the balance of the Net Income, if any, shall be allocated to the Partners holding Common Units in accordance with their respective Percentage Interests.

         (b) Net Loss. Except as otherwise provided herein, Net Loss of the Partnership for each fiscal year or other applicable period shall be allocated as follows:

                  (1) First, to the Partners holding Common Units in accordance with their respective Percentage Interests (provided, however, that to the extent any Net Loss allocated to a Partner holding Common Units under this subparagraph (b)(1) would cause such Partner (hereinafter, a "Restricted Partner") to have an Adjusted Capital Account Deficit as of the end of the fiscal year to which such Net Loss relates, such Net Loss shall not be allocated to such Restricted Partner but shall instead, to the extent possible, be allocated to the other Partner(s) (hereinafter, the "Permitted Partners") pro rata in accordance with their relative Percentage Interests (for this purpose, a Partner's Adjusted Capital Account Deficit shall be determined by disregarding any capital contributed by



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         the Partner to the Partnership that is attributable to the Partner's
         Series A Preferred Units));

                  (2) Second, to the holders of the Series A Preferred Units, pro-rata, in accordance with the number of Units held by them, until the cumulative amount of Net Loss allocated to them under this subparagraph (b)(2) for such period and all prior periods equals the capital contributed by such holders to the Partnership with respect to their Series A Preferred Units; and

                  (3) Third, to the General Partner.

2.       Special Allocations.

         Notwithstanding any provisions of paragraph 1 of this Exhibit C, the following special allocations shall be made in the following order:

         (a) Minimum Gain Chargeback (Nonrecourse Liabilities). If there is a net decrease in Partnership Minimum Gain for any Partnership fiscal year (except as a result of conversion or refinancing of Partnership indebtedness, certain capital contributions or revaluation of the Partnership property as further outlined in Regulation Sections 1.704-2(d)(4), (f)(2) or (f)(3)), each Partner shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to that Partner's share of the net decrease in Partnership Minimum Gain. The items to be so allocated shall be determined in accordance with Regulation Section 1.704-2(f). This paragraph (a) is intended to comply with the minimum gain chargeback requirement in said section of the Regulations and shall be interpreted consistently therewith. Allocations pursuant to this paragraph (a) shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant hereto.

         (b) Minimum Gain Attributable to Partner Nonrecourse Debt . If there is a net decrease in Minimum Gain Attributable to Partner Nonrecourse Debt during any fiscal year (other than due to the conversion, refinancing or other change in the debt instrument causing it to become partially or wholly nonrecourse, certain capital contributions, or certain revaluations of Partnership property as further outlined in Regulation Section 1.704-2(i)(4)), each Partner shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to that Partner's share of the net decrease in the Minimum Gain Attributable to Partner Nonrecourse Debt. The items to be so allocated shall be determined in accordance with Regulation
Section 1.704-2(i)(4) and (j)(2). This paragraph (b) is intended to comply with the minimum gain chargeback requirement with respect to Partner Nonrecourse Debt contained in said section of the Regulations and shall be interpreted consistently therewith. Allocations pursuant to this paragraph (b) shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant hereto.

         (c) Qualified Income Offset. In the event a Limited Partner unexpectedly receives any adjustments, allocations or distributions described in Regulation Section 1.704-1(b)(2)(ii)(d)(4), (5), or (6), and such Limited Partner has an Adjusted Capital Account Deficit, items of Partnership income and gain shall be specially allocated to such Partner in an



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





amount and manner sufficient to eliminate the Adjusted Capital Account Deficit as quickly as possible. This paragraph (c) is intended to constitute a "qualified income offset" under Regulation Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

         (d) Nonrecourse Deductions. Nonrecourse Deductions for any fiscal year or other applicable period shall be allocated to the Partners in accordance with their respective Percentage Interests.

         (e) Partner Nonrecourse Deductions. Partner Nonrecourse Deductions for any fiscal year or other applicable period shall be specially allocated to the Partner that bears the economic risk of loss for the debt (i.e., the Partner Nonrecourse Debt) in respect of which such Partner Nonrecourse Deductions are attributable (as determined under Regulation Section 1.704-2(b)(4) and (i)(1).

         (f) Precontribution Gain. In the event that, during any fiscal year or other applicable period, any Property Partnership allocates to the Partnership Precontribution Gain, each Partner (or its successors in interest) who heretofore contributed to the capital of the Partnership an interest in such Property Partnership shall be allocated that Precontribution Gain in accordance with its respective interest in such Precontribution Gain. For purposes hereof, "Precontribution Gain" shall mean, with respect to each Shopping Center Project owned by an existing Property Partnership, that unrealized gain attributable to the excess of (a) the fair market value of such Shopping Center Project on April 15, 1993, over (b) the adjusted tax basis of such Shopping Center Project on such date; provided, however, that the amount of any Precontribution Gain associated with a Shopping Center Project shall be adjusted to account for allocations made in accordance with the provisions of Section 3(c) of this Exhibit C and shall not, in any event, exceed that amount of gain actually allocated to the Partnership by the Property Partnership as a result of the sale or other disposition of such Shopping Center Project.

         (g) Curative Allocations. The Regulatory Allocations shall be taken into account in allocating other items of income, gain, loss, and deduction among the Partners so that, to the extent possible, the cumulative net amount of allocations of Partnership items under paragraphs 1 and 2 of this Exhibit C shall be equal to the net amount that would have been allocated to each Partner if the Regulatory Allocations had not occurred. This subparagraph (g) is intended to minimize to the extent possible and to the extent necessary any economic distortions which may result from application of the Regulatory Allocations and shall be interpreted in a manner consistent therewith. For purposes hereof, "Regulatory Allocations" shall mean the allocations provided under this paragraph 2.

3.       Tax Allocations.

         (a) Generally. Subject to paragraphs (b) and (c) hereof, items of income, gain, loss, deduction and credit to be allocated for income tax purposes (collectively, "Tax Items") shall be allocated among the Partners on the same basis as their respective book items.

         (b) Sections 1245/1250 Recapture. If any portion of gain from the sale of property is treated as gain which is ordinary income by virtue of the application of Code Sections 1245 or

1250 ("Affected Gain"), then (A) such Affected Gain shall be allocated among the Partners in the same proportion that the depreciation and amortization deductions giving rise to the Affected Gain were allocated and (B) other Tax Items of gain of the same character that would have been recognized, but for the application of Code Sections 1245 and/or 1250, shall be allocated away from those Partners who are allocated Affected Gain pursuant to Clause (A) so that, to the extent possible, the other Partners are allocated the same amount, and type, of capital gain that would have been allocated to them had Code Sections 1245 and/or 1250 not applied. For purposes hereof, in order to determine the proportionate allocations of depreciation and amortization deductions for each fiscal year or other applicable period, such deductions shall be deemed allocated on the same basis as Net Income and Net Loss for such respective period.

         (c) Allocations Respecting Section 704(c) and Revaluations; Curative Allocations Resulting from the Ceiling Rule. Notwithstanding paragraph (b) hereof, Tax Items with respect to Partnership property that is subject to Code
Section 704(c) and/or Regulation Section 1.704-1(b)(2)(iv)(f) (collectively "Section 704(c) Tax Items") shall be allocated in accordance with said Code section and/or Regulation Section 1.704-1(b)(4)(i), as the case may be. The allocation of Tax Items shall be in accordance with the "traditional method" set forth in Treas. Reg. Section 1.704-3(b)(1), unless otherwise determined by the General Partner, and shall be subject to the ceiling rule stated in Regulation
Section 1.704-3(b)(1). The General Partner is authorized to specially allocate Tax Items (other than the Section 704(c) Tax Items) to cure for the effect of the ceiling rule. The intent of this Section 3(c) and Section 2(f) above is that each Partner who contributed to the capital of the Partnership a partnership interest in an existing Property Partnership will bear, through reduced allocations of depreciation and increased allocations of gain or other items, the tax detriments associated with any Precontribution Gain and this Section 3(c) and Section 2(f) are to be interpreted consistently with such intent.




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